UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2008

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2008, Deerfield Capital Corp. (the "Company") filed Articles of Amendment to its charter with the State Department of Assessments and Taxation of the State of Maryland to effect the Company’s previously announced one-for-ten reverse stock split (the "Reverse Stock Split"). Pursuant to the Articles of Amendment, effective at 11:59 p.m. on October 16, 2008, every ten outstanding shares of the Company’s common stock, par value $.001 per share, automatically converted into one share of common stock, par value $.001 per share. No fractional shares of common stock were issued in connection with the Reverse Stock Split. Any stockholder otherwise entitled to a fractional share will receive a cash payment in lieu thereof based upon the closing price for the common stock as reported by the New York Stock Exchange on October 16, 2008. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split except for minor changes and adjustments resulting from fractional shares. The rights and privileges of stockholders are substantially unaffected by the Reverse Stock Split. However, as a result of the Reverse Stock Split, the CUSIP number for the Company’s registered common stock is now 244331302. There was no change to the number of authorized shares of the Company's common stock as a result of the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles of Amendment to the Company’s Charter, effective as of October 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

October 17, 2008	By:	/s/ Frederick L. White

Name: Frederick L. White
Title: Sr. Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Charter, effective as of October 16, 2008.